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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 10, 2006

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Idaho	000-50539	91-0232000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 838-1213

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.02

Unregistered Sales of Equity Securities

On January 10, 2006, Idaho General Mines, Inc. (the “Company”) completed a private placement of 3,441,936 units (the “Units”) for an aggregate purchase price of $3,786,129.40.  Each Unit consisted of one share of the Company’s common stock and a warrant to purchase one-half of a share of the Company’s common stock, exercisable for a two-year period at a price of $1.75 per whole share of common stock.   The Units were offered and sold pursuant to exemptions from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), for offers and sales occurring outside the United States, and Rule 506 of Regulation D and Section 4(2) of the Securities Act, as a transaction not involving any public offering.

The Company is obligated to pay an aggregate of $165,398.86 and to issue 163,550.00 units in finder’s fees in connection with this private placement.  In addition, the Company has agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission on or prior to April 30, 2006 to register the resale of the shares of common stock comprising the Units and the shares of common stock underlying the warrants comprising the Units, and to use its commercially reasonable efforts to cause the registration statement to remain effective until the expiration of the exercise date for the warrants comprising the Units.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

4.1	Form of Subscription Agreement.
4.2	Form of Subscription Agreement for Regulation S Offering.
4.3	Form of Common Stock Purchase Warrant.
4.4	Letter to Investors Regarding Registration Rights.
4.5	Letter to Investors Regarding Registration Rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

(Registrant)

Date:  January 17, 2006

By:   /s/ Robert L. Russell

        Robert L. Russell

        President and Chief Executive Officer

EXHIBIT INDEX

4.1	Form of Subscription Agreement.
4.2	Form of Subscription Agreement for Regulation S Offering.
4.3	Form of Common Stock Purchase Warrant.
4.4	Letter to Investors Regarding Registration Rights.
4.5	Letter to Investors Regarding Registration Rights.